UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2003

FIRSTSERVICE CORPORATION
(Exact name of Registrant as specified in its charter)

Commission file number 0-24762

Ontario, Canada	Not Applicable
(Jurisdiction of incorporation)	(I.R.S. employer identification no.)
1140 Bay Street, Suite 4000 Toronto, Ontario, Canada	M5S 2B4
(Address of Principal Executive Offices)	(Postal code)

Registrant's telephone number, including area code: 416-960-9500

Not Applicable
(Former Name or Former Address, if changed since last report)

ITEM 12. QUARTERLY RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        The following information is being furnished under Item 12 of Form 8-K: On October 21, 2003, FirstService Corporation issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        The following tables provide a reconciliation of EBITDA, as used in the attached press release, to operating earnings and should be read in conjunction with the Note to the Condensed Consolidated Statements of Earnings in the attached press release.

	Three months ended September 30
	2003	2002
	(in thousands of US dollars)
EBITDA	$21,375	$21,164
Less: depreciation and amortization	(3,814)	(3,290)

Equals: operating earnings	$17,561	$17,874

	Six months ended September 30
	2003	2002
	(in thousands of US dollars)
EBITDA	$38,483	$39,674
Less: depreciation and amortization	(7,664)	(6,491)

Equals: operating earnings	$30,819	$33,183

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSERVICE CORPORATION
October 21, 2003
	By:	/s/ JOHN B. FRIEDRICHSEN John B. Friedrichsen Senior Vice President and Chief Financial Officer